Exhibit 10.4

Execution Version

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of October 31, 2012, is entered into by and between Natural Grocers by Vitamin Cottage, Inc., a Delaware corporation (“Debtor”), and JPMorgan Chase Bank, N.A., as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referenced below).

Recitals

A.            Debtor is (or will be with respect to after-acquired property) the legal and beneficial owner and holder of the Collateral (as defined in Section 1 hereof).

B.            Vitamin Cottage Natural Food Markets, Inc., a Colorado corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement referenced below) and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 29, 2006 (together with any amendments, modifications, replacements or substitutions thereof, the “Credit Agreement”), providing for a revolving line of credit in the maximum principal amount, as of the date hereof, of $15,000,000.

C.            Debtor was incorporated on April 9, 2012 and, as a result of the Reorganization (as defined in the Credit Agreement), Borrower has become a wholly-owned subsidiary of the Debtor.

D.            Pursuant to Section 5.09(d) of the Credit Agreement, Debtor is required to secure the Secured Obligations (as defined below) in the manner set forth herein.

E.             Debtor has determined that it is in its best interests to execute this Agreement inasmuch as Debtor owns 100% of the Equity Interests in Borrower and thus, will derive substantial direct and indirect benefits from the credit extensions made to it from time to time pursuant to the Credit Agreement, and Debtor understands and agrees that Administrative Agent, the Lenders and any additional Secured Parties are relying on this representation in agreeing to make credit extensions to it under the Credit Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.             Any term used or defined in the Code (as defined below), that is not defined in this Agreement has the meaning given to that term in the Code, as in effect from time to time, when used in this Agreement. Other capitalized terms used but not defined herein have the respective meanings assigned to them in the Credit Agreement.  The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

(a)           “Code” means the Uniform Commercial Code as in effect in the State of Colorado from time to time, or in any jurisdiction the laws of which may be applicable to or in connection with the creation, perfection or priority of any security interest purported to be created under the Loan Documents.

(b)           “Collateral” means all of Debtor’s right, title and interest in, to and under the following described property of Debtor (except as otherwise indicated, each capitalized term used in this Section 1(b) shall have in this Agreement the meaning given to it by the Code):

(i)            all now owned or existing and hereafter acquired or arising and wherever located: (A) Accounts; (B) Goods; (C) Health-Care-Insurance Receivables; (D) General Intangibles, (E) Payment Intangibles; (F) Deposit Accounts as listed on Schedule A hereto (as such Schedule is amended or supplemented from time to time); (G) Chattel Paper (including, without limitation, Electronic Chattel Paper and Tangible Chattel Paper); (H) Documents; (I) Instruments; (J) Software; (K) Letters of Credit; (L) Letter-of-Credit Rights; (M) advices of credit; (N) Money; (O) Receivables and Receivables Records (as defined in Section 1(j) and 1(k), respectively); (P) Commercial Tort Claims as listed on Schedule B hereto (as such Schedule is amended or supplemented from time to time) (other than any against the Administrative Agent or any of its affiliates); (Q) Equipment; (R) Inventory; and (S) Fixtures;

(ii)           all now existing and hereafter acquired or arising and wherever located: (A) capital stock, equity securities or interests or other Investment Property; (B) all cash dividends and cash distributions with respect to the foregoing (“Dividends”); (C) all non-cash dividends paid on capital securities, liquidating dividends paid on capital securities, shares of capital securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any capital securities constituting Collateral (all of the foregoing, excluding Dividends, “Distributions”); and (D) all certificates, agreements (including stockholders agreements, partnership agreements, operating agreements and limited liability company agreements), books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing;

(iii)          to the extent, if any, not otherwise included above, each and every other item of personal property and fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and agreements, and all Collateral Support (as defined in Section 1(c) below);

(iv)          to the extent, if any, not otherwise included above, all present and future business records and information, including, without limitation, books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer printouts, tapes and other storage media containing the same and computer programs and software (including without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information, in each case that relate to any of the foregoing described Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(v)           to the extent, if any, not otherwise included above, all Supporting Obligations, Proceeds, products, Accessions, rents and profits of or in respect of any of the foregoing (including without limitation all insurance policies and proceeds thereof).

(c)           “Collateral Support” means property (real or personal) assigned, hypothecated or otherwise securing any of the Collateral, including, without limitation, any security agreement or other agreement granting a Lien or security interest in such real or personal property.

(d)           “Event of Default” means a “Default” or an “Event of Default” under and as defined in the Credit Agreement or any other Loan Document.

(e)           “Foreclosure” means (a) any foreclosure under the collateral documents securing the Secured Obligations or any immediate or successive refinancing thereof, (b) any transfer of equity securities to the Administrative Agent, or its designee or transferee, while an Event of Default under the Credit Agreement is continuing, (c) any transfer of equity securities to a secured party under any of the collateral documents securing any immediate or successive refinancing of the Secured Obligations while an event of default with respect to such immediate or successive refinancing is continuing, or (d) any other exercise of remedies with respect to equity securities afforded to the Administrative Agent under Article 9 of the Code.

(f)            “Guaranty” means that certain Guaranty, dated as of the date hereof, executed by Debtor in favor of the Administrative Agent, for the ratable benefit of the Lenders, as such agreement has been or is hereafter amended, supplemented or replaced from time to time.

(g)           “Intellectual Property Rights” means all now or hereafter acquired rights of a Person (whether owned or subject to a valid right to use) arising in connection with any intellectual property or other proprietary rights, including without limitation all rights arising in connection with any patents, registered and common law trademarks, service marks, trade names, copyrights, licenses and other similar rights (including, without limitation, know-how, trade secrets and other confidential information) and applications for each of the foregoing, if any.

(h)           “Loan Documents” means “Loan Documents” under and as defined in the Credit Agreement.

(i)            “Permitted Liens” means Liens permitted under Section 6.02 of the Credit Agreement.

(j)            “Receivables” means rights to payment, whether or not earned by performance, for goods including, without limitation, property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, any Account and all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible, Payment Intangible, Investment Property, together with all of the relevant Debtor’s rights, if any, in any goods or other property giving rise to such payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

(k)           “Receivables Records” means (i) all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Debtor or any computer bureau or agent from time to time acting for Debtor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

(l)            “Secured Obligations” means (i) collectively, all “Obligations” under and as defined in the Credit Agreement, (ii) to the extent not otherwise included in clause (i), all principal, interest (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Debtor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and all other charges, fees, premiums, indemnities and expenses payable by Debtor to any Secured Party relating to any of the foregoing under this Agreement or any other Loan Document, and (iii) to the extent not otherwise included in clauses (i) or (ii), all costs, expenses and reasonable attorneys’ fees (including fees of inside counsel) paid or incurred by the Administrative Agent at any time before or after judgment in attempting to collect any of the foregoing, to realize on any Collateral, and to enforce this Agreement.

(m)          “Securities Act” means the Securities Act of 1933, as amended.

(n)           “Subsidiary” means, with respect to Debtor at any date, (i) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of Debtor in Debtor’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as (ii) any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by Debtor or one or more Subsidiaries or by Debtor and one or more Subsidiaries.

2.             As security for the due and punctual payment and performance of the Secured Obligations in full, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code (or any successor provision)), Debtor hereby agrees that the Administrative Agent shall have, and Debtor hereby grants to and creates in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a Lien on and security interest under the Code in and to the Collateral.

The intent of the parties hereto is that the Collateral secures all Secured Obligations, whether or not such Secured Obligations exist under this Agreement or any of the other Loan Documents.

Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to any lease, license, contract right, property right or agreement to which Debtor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (a) the abandonment, invalidation or unenforceability of any right, title or interest of Debtor therein or (b) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability, other restriction or assignment shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) including, without limitation, any proceeds of such lease, license, contract, property rights or agreement.

3.             Notwithstanding anything herein to the contrary, (a) Debtor shall remain liable under the leases, licenses, contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the licenses, contracts and agreements included in the Collateral, and (c) the Administrative Agent shall not have any obligation or liability under any license, contract or agreement included in the Collateral by reason of this Agreement, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Neither the Administrative Agent nor any purchaser at a foreclosure sale under this Agreement shall be obligated to assume any obligation or liability under any license, contract or agreement included in the Collateral unless the Administrative Agent or such purchaser expressly agrees in writing to assume any or all of said obligations.

4.             Debtor represents and warrants to the Administrative Agent that on the date hereof and on the date of each borrowing under the Credit Agreement:

(a)           The execution, delivery and performance of this Agreement (i) are within Debtor’s corporate or limited liability company power and authority, as the case may be; (ii) have been duly authorized by proper corporate or limited liability company action, as the case may be; (iii) do not require the approval of any governmental agency, other entity or person; and (iv) will not (A) violate (1) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Debtor or any Subsidiary or (2) Debtor’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by laws, operating or other management agreement, or other constitutive or organizing document, as the case may be, or (3) the provisions of any material indenture, instrument or agreement to which Debtor or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default hereunder or thereunder, or (B) result in, or require, the creation or imposition of any Lien in, of or on the property of Debtor or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement.  This Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

(b)           Debtor is the sole legal and beneficial owner of the Collateral, and Debtor has, and will at all times during the term of this Agreement have, good and marketable title to (or valid right in and the power to transfer such rights) the Collateral, free and clear of all pledges, Liens, claims, or encumbrances except for the security interest granted to the Administrative Agent herein and Permitted Liens, and will have at all times full right, power and authority to grant a security interest in the Collateral to the Administrative Agent in the manner provided herein, free and clear of any lien, security interest, adverse claims or other charges or encumbrances, except as expressly permitted in the Loan Documents.

(c)           Upon the execution and delivery of this Agreement and the filing of all related UCC-1 financing statements, the Administrative Agent’s security interest in such Collateral conferred hereby will be a valid, perfected, first priority security interest, subject to Permitted Liens.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as may have been filed (i) in favor of the Administrative Agent relating to this Agreement, or (ii) to perfect or protect any security interest expressly permitted by the Loan Documents.

(d)           There are no restrictions upon the transfer of any of the Collateral (except for restrictions expressly permitted by the Loan Documents) and Debtor has the right to pledge and grant a security interest in or otherwise transfer such Collateral owned by it free of any encumbrance or right of third parties, except for the security interest granted to the Administrative Agent herein and Permitted Liens.

(e)           Debtor is a corporation organized in the State of Delaware, with chief executive office or sole place of business, federal tax identification number (if applicable) and organizational identification number (if applicable) as set forth in Schedule C.

(f)            As of the date hereof, Debtor’s exact full legal name is, and for the previous five (5) years was, as set forth in the first paragraph of this Agreement.  Except as set forth in Schedule C, Debtor has not, during the past five (5) years preceding the date hereof: (i) been known by or used any other corporate or fictitious name, (ii) other than in connection with the transactions described in that certain Consent Agreement dated July 16, 2012, among the Borrower, the Lenders and the Administrative Agent (as amended, modified or supplemented from time to time, the “Consent Agreement”), been a party to any merger or consolidation, (iii) other than in connection with the transactions described in the Consent Agreement, acquired all or substantially all of the assets of any Person, or (iv) acquired any of its property outside of the ordinary course of business.  Except as set forth in Schedule C, as of the date hereof, Debtor has no trade names or styles under which Debtor will create accounts receivable, or to which instruments in payment of accounts receivable may be made payable.  As of the date hereof, all goods constituting Collateral are located, and for the previous five (5) years were located in the state of Colorado.

(g)           Neither the ownership or intended use of the Collateral by Debtor, nor the grant of a security interest by Debtor to the Administrative Agent herein, nor the exercise by the Administrative Agent of its rights or remedies hereunder, will (i) violate (A) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Debtor or any Subsidiary (B) Debtor’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by laws, operating or other management agreement, or other constitutive or organizing document, as the case may be, or (C) the provisions of any material indenture, instrument or agreement to which Debtor or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default hereunder or thereunder (except that the exercise by the Administrative Agent of its rights or remedies hereunder may result in a default thereunder), or (ii) result in, or require, the creation or imposition of any Lien in, of or on the property of Debtor or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement.

(h)           No consent, approval, authorization or order of, and no notice to or filing (other than UCC-1 financing statements) with any court, governmental authority or third party is required in connection with, the grant by Debtor of the security interest herein, or the exercise by the Administrative Agent of its rights and remedies hereunder.

(i)            None of the Investment Property or Equity Interests included in the Collateral are represented by certificates, except for the capital stock in Borrower.  None of the Investment Property or Equity Interests included in the Collateral constitutes “securities” as defined in Article 8 of the Code.

(j)            All information supplied by Debtor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all respects.  All Collateral is genuine and validly existing.  Except for items of insignificant value or as otherwise reflected in writing by Debtor to the Administrative Agent, Collateral constituting Inventory, Equipment and Fixtures is in good condition, not obsolete and is either currently saleable or usable.  Except for items of insignificant value or as otherwise reflected in writing by Debtor to the Administrative Agent, each Account and each Receivable (i) is and will be the legal, valid and binding obligation of the account debtor in respect thereof, representing an unsatisfied obligation of such account debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except (A) with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise, (B) discounts in the ordinary course for prompt payment and (C) defenses arising under insolvency laws under proceedings applicable to account debtors), (iv) is and will be in compliance with all applicable laws, whether federal, state, local or foreign and (v) is not in default.

(k)           Schedule D sets forth a complete list of all patents, applications for patents, trademark registrations, applications for trademarks, service mark registrations, applications for service marks, mask work registrations, trade dress registrations and applications, and copyright registrations and applications for which Debtor or any Subsidiary is the registered owner (the “Owned Intellectual Property”). Except as disclosed on Schedule D, as of the date hereof (i) Debtor or the relevant Subsidiary owns the Owned Intellectual Property of Debtor or the relevant Subsidiary free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than Debtor or the relevant Subsidiary owns or has been granted any right in the Owned Intellectual Property of Debtor or the relevant Subsidiary, (iii) all material Owned Intellectual Property of Debtor or the relevant Subsidiary is valid, subsisting and enforceable, in full force and effect, and otherwise in compliance with all applicable legal requirements, (iv) Debtor or the relevant Subsidiary has taken all action necessary to maintain and protect the Owned Intellectual Property of Debtor or the relevant Subsidiary, unless failure to take such action could not reasonably be expected to result in a Material Adverse Effect, (v) Debtor or the relevant Subsidiary is not bound by any agreement or other obligation that would limit the ability of Debtor or such Subsidiary to use or enforce any of the Owned Intellectual Property of Debtor or the relevant Subsidiary, and (vi) no Owned Intellectual Property of Debtor or the relevant Subsidiary has been or is now involved in any pending opposition or cancellation proceeding and, to the knowledge of Debtor or the relevant Subsidiary, no such action is threatened with respect to any of the Owned Intellectual Property of Debtor or the relevant Subsidiary.

(l)            Schedule D contains a complete list, as of the date hereof, of all material agreements under which Debtor or any Subsidiary has licensed Intellectual Property Rights from another Person (“Licensed Intellectual Property”) other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks (“Off-the-shelf Software”).  Except as disclosed on Schedule D and in written agreements, copies of which have been given to the Administrative Agent, as of the date hereof, Debtor’s or such Subsidiary’s licenses to use the Licensed Intellectual Property are free and clear of all restrictions (other than anti-assignment provisions or other use restrictions therein), Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise.  Except as disclosed on Schedule D, as of the date hereof, neither Debtor nor any Subsidiary is obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

(m)          Except as disclosed on Schedule D, as of the date hereof, Debtor and each Subsidiary own or has a valid right to use all Intellectual Property Rights necessary to conduct Debtor’s or any Subsidiary’s business as it is presently conducted or as Debtor reasonably foresees conducting it.

(n)           Except as disclosed on Schedule D, as of the date hereof, Debtor has no knowledge of, and has not received any written claim or notice alleging, any infringement of another Person’s Intellectual Property Rights (including any written claim that Debtor or any Subsidiary must license or refrain from using the Intellectual Property Rights of any third party) nor, to the knowledge of Debtor, has there been any written threat of such claim.

5.             Debtor agrees as follows:

(a)           Debtor will faithfully preserve, protect and defend the Administrative Agent’s security interest in the Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except for holders of Permitted Liens, and will do all such other acts and things and will, upon request therefor by the Administrative Agent, execute, deliver, file and record, and Debtor hereby authorizes the Administrative Agent to so file, all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect, and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the Code), and Debtor hereby irrevocably appoints the Administrative Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for Debtor to execute, deliver, file and record such items for Debtor and in Debtor’s name, place and stead.  This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.  Debtor shall pay all costs and expenses relating to the preservation, protection and defense of the Administrative Agent’s security interest in the Collateral in accordance with this Section 5.

6.             Debtor covenants and agrees as follows:

(a)           Debtor will keep accurate and complete books and records concerning the Collateral (including, without limitation, all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith), as required under GAAP and as approved by the Administrative Agent.  Except for purposes of payment and enforcement in the ordinary course of business, Debtor shall not deliver any Chattel Paper or negotiable instruments to any Person other than the Administrative Agent (or its agent or designee).  Not later than five (5) days following a request of the Administrative Agent, Debtor shall deliver (or cause to be delivered) to the Administrative Agent (or its agent or designee) originally executed copies of Chattel Paper and Instruments, in amounts exceeding $100,000 individually or $200,000 in the aggregate appropriately indorsed to the Administrative Agent or indorsed in blank or subjected to the control of the Administrative Agent.

(b)           Debtor shall perform in all material respects all of its obligations with respect to the Collateral.  Debtor shall not alter, modify, discount, extend, renew or cancel any Collateral, except for (i) changes in the ordinary course of business, (ii) repairs and other modifications following casualty losses, (iii) sales and other dispositions of Collateral permitted by the Credit Agreement and (iv) other changes that,  individually or in the aggregate, do not materially affect the value of the Collateral when considered as a whole.  Debtor shall promptly notify the Administrative Agent in writing of any material adverse change in the condition of the Collateral.

(c)           Except as otherwise provided in this subsection 6(c), Debtor shall continue to collect all amounts due or to become due to Debtor under the Receivables and any Supporting Obligation and diligently exercise such material rights it may have under any Receivable, any Supporting Obligation or Collateral Support (except where failure to do so could not be reasonably expected to result in a Material Adverse Effect), in each case, at its own expense, and in connection with such collections and exercise, if an Event of Default has occurred and is continuing, Debtor shall take such action as the Administrative Agent may deem necessary or advisable.  Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, the Administrative Agent shall have the right at any time to require Debtor to notify any account debtor of the Administrative Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (without notice to or the consent of Debtor): (i) notify, or require Debtor to notify, the account debtors under any Receivables to make payment of all amounts due or to become due to Debtor thereunder directly to the Administrative Agent (until such account debtors are so directed, Debtor, as agent of the Administrative Agent, shall make collections on such Receivables); and (ii) enforce, at the expense of Debtor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor might have done.

(d)           If any material amount of Receivables arose out of contracts with the United States or any of its departments, agencies or instrumentalities, Debtor shall promptly notify the Administrative Agent and execute any documents or writings reasonably required by the Administrative Agent so that all money due or to become due under such contracts shall be assigned to the Administrative Agent under the Federal Assignment of Claims Act.

(e)           If Debtor shall at any time elect to file or otherwise pursue any legal action (including by lawsuit, counterclaim, arbitration or other proceeding) in respect of a commercial tort claim involving potential recoveries by Debtor in excess of $100,000, as defined in the Code, Debtor shall promptly notify the Administrative Agent in a writing signed by Debtor of the details thereof and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, with such writing to be in forms and substance satisfactory to the Administrative Agent and such writing shall constitute a supplement to Schedule B hereto.

(f)            Except (i) with the prior written consent of the Administrative Agent and (ii) for Permitted Liens, Debtor shall not authorize, and there will not be on file in any public office, any financing statement or other document or instruments naming Debtor as a debtor, except financing statements or other documents or instruments filed or to be filed in favor of the Administrative Agent.  Debtor hereby authorizes the Administrative Agent to, at any time and from time to time, file in any one or more jurisdictions financing statements that describe the Collateral (including a description that describes Collateral as “all assets”, it being understood that while Debtor authorizes the filing to contain such a description, such authorization is not intended to alter the actual definition of Collateral contained herein, if different), together with continuation statements thereof and amendments thereto, without the signature of Debtor and which contain any information required by the Code or any other applicable statute applicable to such jurisdiction for the sufficiency or filing office acceptance of any financing statements, continuation statements, or amendments.  Debtor agrees to furnish any such information to the Administrative Agent promptly upon request.

(g)           Debtor will not allow any of its Subsidiaries that is (i) a corporation, business trust, joint stock company or similar Person, to issue uncertificated securities; or (ii) a partnership, limited partnership or limited liability company, to (A) issue capital securities that are to be dealt in or traded on securities exchanges or in securities markets, (B) expressly provide in its constitutive documents that its capital securities are securities governed by Article 8 of the Code, or (C) place such capital securities in a securities account.

(h)           Debtor shall cooperate with the Administrative Agent in obtaining control (for purpose of perfection under the Code) of Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights, Electronic Chattel Paper and any other Collateral where the Administrative Agent may obtain perfection by control.  Without limiting the foregoing, with respect to any Investment Property (other than certificated securities) owned by Debtor, Debtor will, upon reasonable request by the Administrative Agent, cause an agreement (a “Control Agreement”) in form and substance satisfactory to the Administrative Agent which provides for the Administrative Agent to have “control” (as defined in Section 8-106 of the Code, as such term relates to Investment Property (other than certificated securities or commodity contracts), or as used in Section 9-106 of the Code, as such term relates to commodity contracts), to be executed and delivered by Debtor and the applicable financial intermediary in favor of the Administrative Agent.

(i)            Debtor will promptly deliver to Administrative Agent each certificate or other evidence of ownership of any Investment Property (including certificated securities) that at any time has value exceeding $100,000 individually (or $250,000 in the aggregate), either now owned or hereafter obtained by Debtor, and Debtor agrees that all certificated securities delivered by Debtor pursuant to this Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer, acceptable to the Administrative Agent.

(j)            Debtor shall not (i) change its location as defined in any applicable Code, or the office where it keeps its records on the date hereof, unless it shall have given the Administrative Agent not less than 30 days prior written notice thereof, or (ii) make any change to its form of organization, or (iii) make any change to its legal name.

(k)           Debtor shall furnish to the Administrative Agent any information that the Administrative Agent may from time to time reasonably request concerning any covenant, provision or representation contained herein or any other matter in connection with the Collateral or the Loan Documents, including without limitation, a statement certified by Debtor in such form and containing such information as may be prescribed by the Administrative Agent showing the current status and value of the Collateral.

(l)            Debtor shall at any time and from time to time take such steps as the Administrative Agent may reasonably request as are necessary for the Administrative Agent to insure the continued perfection of the Administrative Agent’s security interest in the Collateral with the same priority required hereby and the preservation of its rights therein.

(m)          Debtor shall, and shall cause any relevant Subsidiary of Debtor to, (i) own the Owned Intellectual Property of Debtor or such Subsidiary free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, unless such restriction could not reasonably be expected to result in a Material Adverse Effect, (ii) take all action necessary to maintain and protect the Owned Intellectual Property of Debtor or such Subsidiary (including, without limitation, causing all material Owned Intellectual Property of Debtor or such Subsidiary to be valid, subsisting and enforceable, in full force and effect, and otherwise in compliance with all applicable legal requirements), unless failure to take such action could not reasonably be expected to result in a Material Adverse Effect, (iii) not be bound by any agreement or other obligation that would limit the ability of Debtor or such Subsidiary to use or enforce any of the Owned Intellectual Property of Debtor or such Subsidiary, other than agreements in effect and disclosed to the Administrative Agent as of the date of this Agreement, unless such limitation could not reasonably be expected to result in a Material Adverse Effect, (iv) not grant any right in the Owned Intellectual Property of Debtor or such Subsidiary, except for licenses granted in the ordinary course of business that could not reasonably be expected to result in a Material Adverse Effect, (v) in the event Debtor or such Subsidiary is granted a license to use the Licensed Intellectual Property (other than Off-the-shelf Software and Licensed Intellectual Property that is not material to the business or operations of Debtor or such Subsidiary), cause such license to be free and clear of all restrictions (other than anti-assignment provisions or other use restrictions therein), Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise (except as disclosed in written agreements, copies of which shall be given to the Administrative Agent), unless such restriction could not reasonably be expected to result in a Material Adverse Effect, (vi) own or have a valid right to use all Intellectual Property Rights necessary to conduct Debtor’s or such Subsidiary’s business as it is presently conducted or as Debtor reasonably foresees conducting it, (vii) notify the Administrative Agent of any written claim or notice alleging any infringement of another Person’s Intellectual Property Rights (including any written claim that Debtor or such Subsidiary must license or refrain from using the Intellectual Property Rights of any third party) immediately after Debtor or such Subsidiary receives such written claim or notice, unless such infringement could not reasonably be expected to result in a Material Adverse Effect and (viii) promptly upon request therefor, execute and deliver to the Administrative Agent such documents and instruments requested by the Administrative Agent for filing with the United States Patent and Trademark Office and/or the United States Copyright Office, or with such other applicable Governmental Authority, in connection with the Administrative Agent’s security interest in the Collateral, including without limitation the Owned Intellectual Property, all appropriately completed and duly executed by each relevant Person and, where appropriate, notarized.

7.             Debtor assumes full responsibility for taking any and all necessary steps to preserve the Administrative Agent’s first priority Lien on and security interest in the Collateral against all Persons, subject only to any superior rights in respect of a Permitted Lien.  The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Administrative Agent takes such action for that purpose substantially similar to actions the Administrative Agent takes with respect to its own property.

8.             (a)           At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of Debtor, the Administrative Agent may at its option take such actions as the Administrative Agent deems appropriate (i) to attach, perfect, continue, preserve and protect the Administrative Agent’s first priority security interest in or Lien on the Collateral, and/or and (ii) to inspect, audit and verify the Collateral, including reviewing all of Debtor’s books and records and copying and making excerpts therefrom, at any reasonable time and as often as the Administrative Agent may reasonably desire; provided that greater restrictions may be placed on the same pursuant to the Guaranty or the Credit Agreement.

(b)           At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of Debtor, the Administrative Agent may at its option take such action as the Administrative Agent deems appropriate (i) to maintain, repair, protect and insure the Collateral, and/or (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of Debtor hereunder, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtor to the Administrative Agent upon demand.

9.             Debtor hereby irrevocably appoints the Administrative Agent as Debtor’s attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time, upon the occurrence of an Event of Default or any event with which the passage of time or giving of notice would become an Event of Default, to take action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)           to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for money due and to become due under or in respect of any of the Collateral,

(b)           to receive, indorse and collect any drafts or other instruments or documents, in connection with clause (a) above, and

(c)           to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral.

10.           After there exists any Event of Default:

(a)           The Administrative Agent shall have and may exercise all the rights and remedies available to a Administrative Agent under the Code in effect at the time, and such other rights and remedies as may be provided by law and as set forth below, including without limitation to take over and collect all of Debtor’s Collateral, and to this end Debtor hereby appoints the Administrative Agent, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require Debtor to assemble its Collateral and deliver it to the Administrative Agent or to any place designated by the Administrative Agent at Debtor’s expense, (iii) receive, open and dispose of all mail addressed to Debtor and notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate, (iv) demand payment of the Receivables, (v) enforce payment of the Receivables by legal proceedings or otherwise, (vi) exercise all of Debtor’s rights and remedies with respect to the collection of the Receivables, (vii) settle, adjust, compromise, extend or renew the Receivables, (viii) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (ix) to the extent permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as the Administrative Agent deems advisable, (x) discharge and release the Receivables, (xi) take control, in any manner, of any item of payment or proceeds from any account debtor, (xii) prepare, file and sign Debtor’s name on any proof of claim in any bankruptcy or similar proceeding or similar document against any account debtor, (xiii) prepare, file and sign Debtor’s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral, (xiv) do all acts and things necessary, in the Administrative Agent’s sole discretion, to fulfill Debtor’s obligations to the Administrative Agent under this Agreement, the Guaranty, the other Loan Documents or otherwise, (xv) endorse the name of Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; (xvi) use Debtor’s stationery and sign Debtor’s name to verifications of the Collateral and notices thereof to account debtors; (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Collateral or products or proceeds thereof to which Debtor has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as the Administrative Agent may deem appropriate, including extending or modifying the terms of payment of Debtor’s debtors.  This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.  Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Administrative Agent pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence, bad faith or willful misconduct by the Administrative Agent.

(b)           The Administrative Agent shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by law (it being agreed by Debtor that, in the absence of any contrary requirement of law, ten (10) days’ prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Administrative Agent, in its sole discretion, may deem advisable.  Such sales may be adjourned from time to time with or without notice.  The Administrative Agent shall have the right to conduct such sales on either Debtor’s premises or elsewhere and shall have the right to use either Debtor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit.  The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.  The Administrative Agent may disclaim warranties of title, possession, quiet enjoyment and the like, and such disclaimers shall not make any such sale or disposition commercially unreasonable.

(c)           Debtor, at its cost and expense (including the cost and expense of any of the following referenced consents, approvals etc.) will promptly execute and deliver or cause the execution and delivery of all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may request after the occurrence of an Event of Default in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any other official body or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the other Loan Documents.  Without limiting the generality of the foregoing, Debtor agrees that in the event the Administrative Agent shall exercise its rights hereunder or pursuant to the other Loan Documents after the occurrence of an Event of Default, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Collateral, Debtor shall execute and deliver (or cause to be executed and delivered) all stock powers, applications, certificates, assignments and other documents that the Administrative Agent requests to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Administrative Agent and any other Persons in making any application for the prior consent or approval of any official body or any other Person to the exercise by the Administrative Agent or any such rights relating to all or any of the Collateral.

(d)           Debtor agrees, promptly following any notice therefor by the Administrative Agent, (i) to deliver (properly endorsed where required hereby or requested by Administrative Agent) to the Administrative Agent all Dividends and Distributions with respect to Investment Property, any Equity Interests and all proceeds of the Collateral, in each case thereafter received by Debtor, all of which shall be held by Administrative Agent as additional Collateral (and until delivery to the Administrative Agent, to be held by Debtor separate and apart from its other property in trust for the Administrative Agent); and (ii) with respect to Collateral consisting of general partner interests or limited liability company interests, to make modifications to all necessary documents to admit the Administrative Agent as a general partner or member, respectively.

(e)           Debtor agrees, promptly following any notice therefor by the Administrative Agent, that the Administrative Agent may exercise (to the exclusion of the relevant Debtor) the voting power and all other incidental rights of ownership with respect to any Collateral constituting Investment Property or any Equity Interests and Debtor hereby grants Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property and Equity Interests, and the relevant Debtor shall promptly deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Agent to exercise such voting power.

11.           (a)           With respect to any Subsidiary (the equity securities of which are or are required to be pledged hereunder) of Debtor that is a corporation, business trust, joint stock company or similar Person, all capital securities issued by such Subsidiary are duly authorized and validly issued, fully paid and non assessable, and represented by one or more certificates.

(b)           Debtor agrees that all certificated securities delivered, or caused to be delivered, by Debtor pursuant to this Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent.

(c)           Debtor will deliver to the Administrative Agent and at all times keep pledged to the Administrative Agent pursuant hereto, on a first priority, perfected basis all Investment Property and Equity Interests constituting Collateral, all Dividends and Distributions with respect thereto, and all proceeds and rights from time to time received by or distributable to Debtor in respect of any of the foregoing Collateral.

12.           (a)           Debtor hereby acknowledges that the sale by Administrative Agent of any Investment Property or any Equity Interests pursuant to the terms hereof in compliance with the Securities Act, as well as applicable “Blue Sky” or other state securities laws may require strict limitations as to the manner in which Administrative Agent or any subsequent transferee of the Investment Property or any Equity Interests may dispose thereof.  Debtor acknowledges and agrees that, to protect Administrative Agent’s interests, it may be necessary to sell the Investment Property or Equity Interests at a price less than the maximum price attainable if a sale were delayed or made in another manner, such as a public offering under the Securities Act.  Debtor has no objection to a sale in such manner, and Debtor agrees that Administrative Agent does not have an obligation to obtain the maximum possible price for all or any part of the Investment Property or any Equity Interests.  Without limiting the generality of the foregoing, Debtor agrees that Administrative Agent may, pursuant to the terms hereof and subject to applicable law, from time to time attempt to sell all or any part of the Investment Property or any Equity Interests by a private placement, restricting the bidders and prospective purchasers to those Persons who will represent and agree that they are purchasing for investment only and not for distribution.  In so doing, Administrative Agent may solicit offers to buy the Investment Property or any part thereof, or any Equity Interests or any part thereof, for cash from a limited number of investors deemed by Administrative Agent, in its reasonable judgment, to be institutional investors or other responsible Persons who might be interested in purchasing the Investment Property or any Equity Interests.  If Administrative Agent shall solicit such offers, then acceptance by Administrative Agent of one of the offers shall be deemed to be consistent with a commercially reasonable method of disposition of the Collateral.

(b)           In addition, Debtor agrees that, upon request of the Administrative Agent, Debtor will, at its own expense, (i) execute and deliver, and cause each issuer of the Investment Property or any Equity Interests contemplated to be sold to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Investment Property or Equity Interests under the provisions of the Securities Act, and use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the United States Securities and Exchange Commission applicable thereto; (ii) use its best efforts to exempt the Investment Property and any Equity Interests under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Investment Property or any Equity Interests, as requested by the Administrative Agent; (iii) cause each issuer of the Investment Property or any Equity Interests contemplated to be sold to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Investment Property or any part thereof, or any Equity Interests or any part thereof, valid and binding and in compliance with applicable law.

13.           In addition to, and without limitation of, any rights of Administrative Agent or any of the other Secured Parties under this Agreement, any of the other Loan Documents and applicable law, if Debtor becomes insolvent, however evidenced, or any Event of Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any of the Secured Parties or any Affiliate of any of the Secured Parties to or for the credit or account of Debtor may, without prior notice to Debtor, be offset and applied toward the payment of the Secured Obligations owing to such Secured Party, whether or not the Secured Obligations, or any part thereof, shall then be due.  This right of setoff may be enforced or exercised by any of the Secured Parties (or the Administrative Agent, on behalf of the other Secured Parties) regardless of whether or not such Secured Party has made any demand under this Section 13 or whether the Secured Obligations are contingent, matured, or unmatured.  Any delay, neglect or conduct by any of the Secured Parties (or the Administrative Agent, on behalf of the other Secured Parties) in exercising its rights under this Section 13 will not be a waiver of the right to exercise this right of setoff.

14.           All rights of Administrative Agent and all obligations of Debtor under this Agreement shall be absolute and unconditional, irrespective of (i) any lack of validity or enforceability of the other Loan Documents; (ii) any exchange, release or nonperfection of any portion of the Collateral; (iii) any change in the time, manner or place of payment of, or other term of, or any portion of Debtor’s or any other obligor’s obligations under the Loan Documents; or (iv) any other amendment, modification, extension or waiver of, or consent to any departure from, the Loan Documents.  In the event that the proceeds of any sale, collection or realization of or upon the Collateral by or on behalf of Administrative Agent are insufficient to pay all amounts to which Administrative Agent is legally entitled under the Loan Documents, Debtor shall remain liable to the Administrative Agent for and shall pay to the Administrative Agent any deficiency, together with interest thereon as provided in the Credit Agreement or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the fees and expenses of any attorneys employed by Administrative Agent to collect such deficiency, which may remain after such sale, collection or realization.  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Administrative Agent or any of the other Secured Parties or by any other Person upon the insolvency, bankruptcy or reorganization of Debtor, the Borrower, any other Subsidiary of either

Debtor or any other Person, or any other similar action or proceeding or otherwise, all as though such payment had not been made.

15.           If the Administrative Agent repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then to the extent it is commercially reasonable for the Administrative Agent to store any Collateral on any of Debtor’s premises, Debtor hereby agrees to lease to the Administrative Agent on a month-to-month tenancy for a period not to exceed one hundred twenty (120) days at the Administrative Agent’s election, at a rental of One Dollar ($1.00) per month, the premises on which such Collateral is located, provided it is located on premises owned or leased by Debtor.

16.           Upon payment or satisfaction in full of the Secured Obligations and the termination of the Commitments, this Agreement shall terminate and be of no further force and effect, and the Administrative Agent shall return to Debtor such of the Collateral and such other documents delivered by Debtor hereunder as may then be in the Administrative Agent’s possession, subject to the rights of third parties, and without recourse, warranty or representation to or by Administrative Agent.  Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

17.           No failure or delay on the part of the Administrative Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Administrative Agent hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default.  The rights and remedies of the Administrative Agent under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Administrative Agent may enforce any one or more remedies hereunder successively or concurrently at its option.

18.           No amendment or waiver of any provision of this Agreement, and no consent to any departure by Debtor therefrom, shall be effective unless in writing signed by the Administrative Agent and the relevant Debtor, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

19.           All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in the Credit Agreement.

20.           This Agreement shall be binding upon and inure to the benefit of the Administrative Agent, and Debtor and each of its respective successors and assigns, except that Debtor may not assign or transfer its obligations hereunder or any interest herein without the prior written consent of the Administrative Agent.  Nothing herein, however, is intended to modify the prohibitions on assignment contained in the Credit Agreement or the Guaranty.

21.           (a)  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS

PROVISIONS) OF THE STATE OF COLORADO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

(b) DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF (i) ANY UNITED STATES FEDERAL OR COLORADO STATE COURT SITTING IN DENVER, COLORADO AND (ii) THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND DEBTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY TO BRING PROCEEDINGS AGAINST DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION.

(c)  DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  DEBTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)  DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN ANY OF THE ABOVE-MENTIONED COURTS BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER SECURED PARTIES BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF COLORADO, AT ITS ADDRESS SPECIFIED IN SECTION 19.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER SECURED PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

22.           Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23.           DEBTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER

BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  DEBTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS PROVISION IS A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

24.           Debtor represents and warrants that it has consulted with its legal counsel regarding all waivers under this Agreement, including without limitation those under Sections 21 and 23 hereof.

25.           The Administrative Agent has been appointed as administrative agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement.  It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII.  Any successor administrative agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

26.           If any of the Collateral shall be sold or otherwise disposed of in a transaction expressly permitted by the Credit Agreement, then the Administrative Agent, at the reasonable request and sole expense of Debtor, shall execute and deliver to Debtor all releases or other documents the Administrative Agent deems reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

27.           This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.  Debtor acknowledges and agrees that a facsimile transmission to the Administrative Agent of the signature pages hereof purporting to be signed on behalf of Debtor shall constitute effective and binding execution and delivery hereof by Debtor.

EXECUTION PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth.

DEBTOR:

NATURAL GROCERS BY VITAMIN COTTAGE, INC.,
a Delaware corporation

By:	/s/ Kemper Isely
Kemper Isely, Co-President

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Nancy Broome
Nancy Broome, Senior Vice President

EXECUTION PAGE—NATURAL GROCERS BY VITAMIN COTTAGE, INC. PLEDGE AND SECURITY AGREEMENT

SCHEDULE A

TO

PLEDGE AND SECURITY AGREEMENT

DEPOSIT ACCOUNTS

All accounts of Debtor at any bank of Administrative Agent or any Affiliate.

SCHEDULE B

TO

PLEDGE AND SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

NONE.

SCHEDULE C

TO

PLEDGE AND SECURITY AGREEMENT

1)            Chief Executive Office or Sole Place of Business:

12612 W Alameda Parkway, Lakewood, CO 80228

2)            Federal Tax Identification Number (if applicable):

45-5034161

3)            Organizational Identification Number (if applicable):

5132404

4)            Trade Names (if any):

None.

SCHEDULE D

TO

PLEDGE AND SECURITY AGREEMENT

INTELLECTUAL PROPERTY

Domain names:

www.naturalgrocers.com

www.vitamincottage.com

retaixpres.com

Registered United States Patents:

None.

Registered United States Trademarks or Service Marks:

Vitamin Cottage, Natural Grocers and Natural Grocers®

Natural Grocers By Vitamin Cottage®

Vitamin Cottage Natural Grocers®

Vitamin Cottage®

Health Hotline®

Pending United States Patent Applications:

None.

Pending United States Trademark or Service Mark Applications:

Nutritional Health CoachSM

EDAP — Every Day Affordable PricesSM

Your Real Natural Food StoreSM

Licenses to Intellectual Property:

Right to use trademarks, trade names, service marks and goodwill granted by VC Two to Borrower.